Exhibit 23

Consent of Independent Registered Public Accounting Firm

Hecla Mining Company Capital Accumulation Plan

Spokane, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-176364 and 333-195019) of Hecla Mining Company of our report dated June 19, 2015, relating to the financial statements and supplemental schedule of Hecla Mining Company Capital Accumulation Plan which appear in this Form 11-K for the year ended December 31, 2014.

/s/ BDO USA, LLP

Spokane, Washington

June 19, 2015